UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2012

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada  M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

McEwen Mining Inc. (the “Company”) held its annual meeting of shareholders on May 17, 2012.  Of the 267,872,717 shares outstanding and entitled to vote at the meeting, including exchangeable shares not held by the Company or its affiliates, 200,623,785 shares were voted, or 74.9% of the outstanding shares entitled to vote.

At the annual meeting, the shareholders elected the seven individuals nominated to be directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Robert R. McEwen	150,154,951	457,810	50,011,024
Michele L. Ashby	149,864,539	748,222	50,011,024
Leanne M. Baker	136,615,326	13,997,435	50,011,024
Donald Quick	150,190,493	422,268	50,011,024
Michael L. Stein	141,516,338	9,096,423	50,011,024
Allen V. Ambrose	136,434,200	14,178,561	50,011,024
Richard W. Brissenden	139,239,181	11,373,580	50,011,024

Election results for the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2012 are as follows:

For	Against	Abstain	Broker Non-Votes
198,999,299	1,453,281	171,205	0

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: May 18, 2012	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer